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                                                                EXHIBIT 99.11(b)

                                  Law Offices
                          Drinker Biddle & Reath LLP
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                         Philadelphia, PA  19107-3496
                           Telephone: (215) 988-2700
                                 Telex: 834684
                              Fax: (215) 988-2757

                                October 1, 1997



Goldman Sachs Trust
4900 Sears Tower
Chicago, IL  60606-6303

     Re:  Post-Effective Amendment No. 39 to the Registration
          Statement Under the Securities Act of 1933

Gentlemen:

          As counsel to Goldman Sachs Trust (the "Trust"), we have reviewed the above-referenced post-effective amendment prepared by the Trust for filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended, that said post-effective amendment does not, in our view, contain disclosure that would make it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

          We consent to the filing of this letter by the Trust with the Securities and Exchange commission together with post-effective amendment no. 39 to the Trust's registration statement.


                                 Very truly yours,



                                 /s/ Drinker Biddle & Reath LLP
                                 Drinker Biddle & Reath LLP